Exhibit 10.1

AMENDED AND RESTATED SECURED DEMAND PROMISSORY NOTE

$4,451,462.18	August 21, 2025

FOR VALUE RECEIVED, Marizyme, Inc., a Nevada corporation (the “Marizyme”), “Borrower”), promise to pay to the order of Qualigen Therapeutics, Inc., a Delaware corporation (together with its successors and assigns, “Lender”), on demand, the principal sum of Four Million Four Hundred Fifty One Thousand, Four Hundred Sixty Two and 18/100 Dollars ($4,451,462.18) or so much thereof as shall be outstanding hereunder from time to time, together with interest accrued thereon in accordance with the terms and provisions hereinafter provided.

This Amended and Restated Secured Demand Promissory Note (this “Note”) amends and restates in its entirety the terms and obligations under that certain Promissory Note dated July 12, 2024 made by Marizyme in favor of Lender in the original principal amount of $1,250,000, as it may have been amended prior to the date hereof (as so amended, the “Prior Note”), and evidences an additional advance made by Lender to Borrower in the principal amount of $216,000.00 (the “Advance”). Borrower acknowledges and agrees that no payments or prepayments of principal have been made by Marizyme to Lender under the Prior Note, and that, as of the date hereof, the outstanding principal balance owed by Marizyme to Lender under the Prior Note is $3,775,900.20, together with accrued and unpaid interest to the date of this Note in the amount of $459,561.98. The principal amount of this Note is the sum of the entire outstanding balance of the Prior Note, plus all interest owed thereon, plus the additional $216,000 advance reflected herein. The outstanding principal amount of this Note, together with interest accrued thereon, are unconditionally owing by Borrower to Lender, without claim, offset, defense, or counterclaim of any kind, nature, or description whatsoever, all of which claims, offsets, defenses and counterclaims, if any, Borrower releases, waives, satisfies and covenants not to assert in consideration of Lender’s Note to make the Advance and conditionally forbear from demanding payment of this Note for a period of [three hundred sixty five] 365 days following the date of this Note (the “Forbearance Period”) unless an Event of Default (as defined below) occurs during the Forbearance Period, in which case Lender may demand payment of this Note. It is the intention of the Borrower and Lender that this Note, given in replacement of the Prior Note, shall amend and restate the Prior Note and that henceforth the indebtedness represented thereby and the obligations thereof shall be paid in accordance with terms and conditions of this Note, and not in accordance with the terms and conditions of the Prior Note.

Acknowledgment of Balance Due. Borrower hereby acknowledges and agrees that as of Borrower4, the total amount currently owing, due and payable under the terms of the Note held by Lender is $4,451,462.18, as set forth above. As a material inducement to each other, and in consideration of the certainty associated herewith, Borrower and Lender hereby permanently waive and abandon any and all rights to challenge, contest, audit, review, or recalculate the above-stated balance due or reinstatement amount as of the date of this Note. Even if Borrower or Lender hereafter discover that additional, fewer, and/or different amounts are or may be owed or not owed under the terms of the Prior Note, Borrower and Lender are forever estopped from contesting, reviewing, or auditing the amount stated herein. This Note does and shall constitute the conclusive accounting and calculation of the amount due under the Note as of the effective date of this Note for all purposes. Borrower hereby acknowledges, agrees and stipulates that this Note constitutes a reaffirmation of a valid debt, and that this reaffirmation is binding and effective as of Borrower. Accordingly, even if some portion or all of the amounts due under the Note would have otherwise been barred from demand or collection pursuant to any statute of limitations, Borrower hereby acknowledges, agrees and stipulates: (a) that no statute of limitation presently applies with respect to this reaffirmed debt; and (b) all statutes of limitations shall begin to accrue anew as of the effective date of this Note. By virtue of the foregoing, the entire Balance Due stated herein may be demanded, collected, and enforced, and Lender may procure judgment against Borrower for said entire Balance Due, plus subsequently accruing amounts, and/or credit bid the entire Balance Due, plus subsequently accruing amounts, at a foreclosure sale of the Property. This Note supersedes and replaces all prior forbearance agreements and accountings previously entered into by Borrower and Lender. However, all fees, accountings, and waivers set forth herein shall remain in full force and effect as of the date thereof, and to the extent consistent herewith, said fees, accountings, and waivers are hereby ratified and reaffirmed by Borrower’s execution of this Note.

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Interest Rate. So long as Borrower is not in default in its obligations under this Note, the Deed of Trust executed concurrently herewith, or any other Note between Borrower and Lender, interest will be charged on unpaid principal owed hereunder until all principal, interest, and other amounts owed hereunder have been paid in full. Borrower will pay interest to Lender at the annual rate of eighteen percent (18.0%). Interest shall accrue monthly, and shall be calculated upon the average outstanding principal balance due during each respective month in which interest is owed and calculated. All principal, interest and other sums due under this Note are payable in lawful money of the United States of America.

Payment Amounts. 12 month Balloon Payment of all Interest and Principal. Commencing on August 22, 2025, and on the first day of each month thereafter until all amounts owed hereunder have been fully repaid to Lender, Borrower shall accrue interest only to Lender, which upon execution of this Note, is calculated to be ($798,383.16) per annum. All payments of Interest accrued will be due on August 21, 2026 and all principal as well. By virtue thereof, no portion of the principal is required to be paid during the term of the loan. Instead, the entire principal, together with all unpaid interest, shall be owing, due, and payable on the maturity date of this Note in 12 months time. If Borrower elects to pre-pay any portion of principal during the term of this Note, thereby reducing the principal balance due under this Note, the monthly payment amount shall be recalculated and adjusted so that it equals the monthly interest which accrues on the reduced principal balance then due on this Note.

Payment Requirements. All interest payments, principal reduction payments, and other amounts due under this Note shall be delivered to Lender on the 365th (365) day during the term of this Note, via wire as included in Schedule A, or at such other address designated in writing by Lender. Upon Borrower’s receipt of written instructions for direct deposit into Lender’s bank account, Borrower shall thereafter remit all amounts due under this Note in accordance with said instructions. Payments shall conclusively be deemed to have not been tendered or made until actually delivered to and received by Lender or deposited into Lender’s account. Payments received by Lender later than 4:00 p.m. (Nevada time) shall be considered received on the following business day. Borrower assumes all risks associated with transmittal of funds, including but not limited to loss of such payments in transit and/or delays in remittance which cause the incurance of late fees or acceleration hereunder. Lender’s receipt of a check from Borrower for any payment under this Note shall not constitute payment if said check is not honored by Borrower’s bank for any reason. All monies received by Lender pursuant to this Note shall be applied: first to the payment of any costs, fees, late charges, or other expenses incurred by Lender in connection with the indebtedness evidenced by this Note; then to the payment of accrued interest; then to the reduction of the principal balance. Borrower may not alter the foregoing application of monies received, and any attempt by Borrower to do so shall be null and void.

Late Charges. Borrower shall be entitled to a grace period of ten (10) days for all payments due hereunder. In the event that Borrower fails to make timely remittance of any payment due hereunder, Borrower agrees that Lender will incur various costs, the precise amount of which would be impractical or extremely difficult to ascertain. Such costs include but are not limited to increased administration, accounting, billing, monitoring, legal analysis, and other costs and risks. Borrower acknowledges that a fixed late charge shall serve as appropriate consideration to compensate Lender for such additional costs and risks. Accordingly, in addition to any other remedies set forth herein or pursuant to law, Borrower shall pay to Lender a late charge of Ten Percent (10%) of any payment due if such payment is not actually received by Lender within ten (10) days after its due date. Borrower hereby acknowledges and agrees that said late charge is a reasonable good faith estimate of the administrative costs and compensation for increased risks which will be incurred by Lender if and when Borrower fails to make timely remittance of any payment due hereunder. The late charge described herein shall apply to all payments due hereunder, including monthly payments, other periodic payments, scheduled principal reductions, balloon payments, and repayment of all principal, interest, and other amounts owed on the Maturity Date.

Term. The term of this Note is Twelve (12) months. All unpaid principal, together with all unpaid interest and other sums due under this Note are owing, due, and payable in their entirety on February 28, 2026, which is the maturity date of this Note.

This Note is a demand note subject to being called at any time without cause or reason. Borrower shall make all payments due under this Note without counterclaim, setoff, or reduction.

Default Interest. During any period in which Borrower is in default of its obligations under the terms of this Note, interest shall accrue at the rate set forth above, plus five percent (5%). Borrower hereby agrees and stipulates that said increased interest rate is fair and reasonable compensation for the increased risk, increased administrative expenses, and increased reserve requirements which are likely to be imposed Lender by virtue of Borrower’s default.

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Provided that no default exists under any of the terms, conditions, covenants, warranties and Notes in any of the Loan Documents, Borrower shall have the right, at any time and from time to time, to prepay the unpaid principal evidenced by this Note in whole or in part without premium or penalty but with accrued interest to the date of such prepayment on any amount prepaid. All payments made by Borrower to Lender shall be applied first to accrued and unpaid interest and the balance, if any, to principal.

In consideration of, among other things, Lender’s agreement to conditionally forbear from demanding payment of this Note during the Forbearance Period, Borrower has entered into, and this Note is secured by, that certain Security Note of even date herewith made by Borrower in favor of Lender (as it may be amended from time to time, the “Security Note”). This Note is the “Note” referred to in the Security Agreement and is entitled to all of the benefits of and is subject to all of the terms and conditions of the Security Agreement. This Note, the Security Agreement, and all of the other instruments, Notes and documents relating to the loan evidenced by this Note, as each of them may be amended from time to time, are collectively referred to herein as the “Loan Documents.” Lender is not obligated to enforce payment of the sums due hereunder from the collateral securing this Note.

The occurrence of any one or more of the following events, circumstances or conditions shall constitute a default hereunder (an “Event of Default”): (i) failure of Borrower to pay to Lender, when the same shall become due on demand, any amounts owed by Borrower to Lender under this Note; or (ii) failure of any Borrower to perform any other obligation or Note of Borrower under this Note; or (iii) the occurrence of any Event of Default (as defined in the Security Note); or (iv) the occurrence of any default under any other Loan Document; or (v) if any representation or warranty made by any Borrower under any Loan Document is false; (vi) the insolvency of, appointment of a receiver for any part of the property of, or assignment for the benefit of creditors by, any Borrower; or (vii) the commencement of any proceedings under any bankruptcy or insolvency laws by any Borrower; or (viii) the commencement of any involuntary proceedings under any bankruptcy or insolvency laws against any Borrower; or (ix) any of any Borrower’s assets are attached under judicial process. At any time after the occurrence of an Event of Default hereunder, at Lender’s option, the Forbearance Period shall terminate and the indebtedness evidenced by this Note shall immediately become due and payable by Borrower, and Lender shall be entitled to exercise the other remedies set forth herein, in the other Loan Documents, or as provided by law or in equity, including specifically, but without limitation, the right to foreclose all property which is collateral for payment of the obligations owed by Borrower to Lender.

Borrower hereby waives presentment for payment, demand, notice of dishonor, protest, extension of time without notice and/or any and all requirements necessary to hold Borrower liable as Borrower, waives the benefit of any exemption from creditors’ rights, and agrees that (i) any collateral, lien, and/or right of setoff securing any indebtedness evidenced by this Note may, from time to time, in whole or in part, be exchanged or released, and any person or entity liable on or with respect to this Note may be released, all without notice to or further reservations of rights against Borrower, and all without in any way affecting or releasing the liability of Borrower, any endorser, surety or guarantor; and (ii) none of the terms or provisions hereof may be waived, altered, modified or amended orally, by course of conduct, dealing or performance, or otherwise, except as Lender may specifically agree in writing.

Borrower shall pay Lender on demand for all intangible, documentary, and other similar taxes assessed against or arising as a result of the execution and delivery of this Note or any indebtedness of Borrower hereunder.

Attorneys Fees and Costs.

a) Prevailing Party Entitled to Attorney’s Fees. In the event that it becomes necessary for any party hereto to bring or defend any action or proceeding to enforce the terms of this Note, the Prevailing Party in such action or proceeding shall be entitled to a judgment, award, and/or order against the non-Prevailing Party for all attorneys’ fees and costs of suit incurred by the Prevailing Party. The term “Prevailing Party” means the party who substantially obtains or defeats the relief sought or the defense raised by the other party, as the case may be, whether by judgment or abandonment by the other Party of its claim or defense. The attorney’s fees award shall not be computed in accordance with any court fee schedule, but shall be such as is necessary to fully reimburse the Prevailing Party for all attorney’s fees and costs incurred in bringing or defending the action or proceeding. Lender shall be entitled to reimbursement for all attorney’s fees incurred by Lender in connection with monitoring, appearing, and/or opposing any bankruptcy proceeding filed by or against Borrower. All attorney’s fees and costs incurred by Lender in connection with this Note during the pendency of any bankruptcy proceeding filed by or against Borrower shall conclusively constitute a post-petition obligation of the Borrower for all purposes in such bankruptcy. In addition to the foregoing, Borrower shall reimburse Lender for any attorney’s fees and costs incurred by Lender in connection with any consultation with legal counsel relating to this Note which occurs during any time that Borrower is in default of its obligations hereunder, regardless of whether litigation or other proceedings are pending or thereafter commenced by or against Lender.

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b) Attorney’s Fees and Costs Added to Principal. All attorney’s fees and costs incurred by Lender in any proceeding to enforce the terms of this Note and/or to protect any security interest given concurrently herewith shall be added to principal when incurred, and such sums shall bear interest in accordance with the terms of this Note. Upon written demand by Lender, Borrower shall reimburse Lender for all attorney’s fees, costs, and interest thereon, thereby reducing the principal due to the originally scheduled balance which would have otherwise been due but for Lender’s incurrence of attorney’s fees and costs under this Note.

Principal and interest payable hereunder shall be payable in lawful currency of the United States of America to Lender wire as attached in Schedule A in this document, or to such other place or account as designated by Lender in writing, without offset or deduction, including for or on account of any present or future taxes, duties or other charges levied or imposed on this Note, the proceeds hereof, or on Borrower or Lender by any government, or any instrumentality, authority or political subdivision thereof. Borrower shall pay all such taxes (other than taxes on or measured by income of the holder hereof), duties, and other charges in addition to the principal evidenced by this Note. If any payment hereunder is due on a day that is not a business day, payment shall be due on the next succeeding business day. The acceptance of any partial payment or other payment which does not fully pay all amounts then due hereunder shall not constitute a waiver of the right to payment of the balance of such payment or other amount then or thereafter due, or of any default as a result thereof, or the right to declare a default hereunder, or the exercise of any other right or remedy. If any judgment is rendered in favor of Lender against Borrower in respect of Borrower’s obligations under this Note, to the extent permitted by applicable law, said judgment shall bear interest at the Default Rate.

Nothing contained in this Note or any of the other Loan Documents shall be deemed to establish or require the payment of a rate of interest in excess of the rate (whether limited or unlimited) that may legally be charged on loans or extensions of credit made by any lender or creditor under the laws (whether codified or not) of the State of Nevada or of the United States of America, whichever is applicable and higher as such rate (or the absence thereof) now exists or may hereafter be increased (or the ceiling, if any, on the legal rate of interest eliminated) by legislation or otherwise (the “Maximum Rate”). In the event that the rate of interest so contracted to be paid should exceed the Maximum Rate, whether as a result of its fluctuation, acceleration of the maturity hereof, or otherwise, the rate of interest to be paid hereunder shall automatically be reduced to the Maximum Rate and so much of any interest reserved, charged or taken as would cause the same to exceed theMaximum Rate shall be deemed not to be a credit against interest but rather a prepayment on account of and be automatically credited against outstanding principal evidenced hereby, regardless of how the same may appear on Lender’s or Borrower’s books or records.

Operating Reports. Borrower shall provide Lender with operating reports for all real property which serves as collateral for this loan, including but not limited to income statements, balance sheets, rent rolls, vendor lists, accounts receivable, accounts payable, and any other financial reports reasonable requested by Lender. Said reports shall be prepared by Borrower at its expense on an annual basis, and provided to Lender within 45 days thereafter.

Payment of Senior Liens. As a material inducement to Lender and a strict condition of this Note, Borrower shall tender to all persons or entities with notes or obligations secured by liens against any property that are apparently senior in priority to the liens held by Lender, all amounts necessary to be and remain current and not in default under the terms of said notes. If Borrower is, remains, or becomes in default under the terms of said senior liens and/or the notes secured thereby, Borrower shall be in default under the terms of this Note, thereby entitling Lender to pursue its remedies hereunder. Said remedies of Lender are and shall be self-executing, such that Lender shall not be required to give Borrower any presentment, protest, or demand, nor any further notice of the foreclosure sale, protest, dishonor, nonpayment, acceleration, breach, or default.

Time is of the essence with respect to all covenants and obligations under this Note.

Borrower agrees that this Note shall be deemed to have been made under and shall be governed by and construed under the laws of the State of Nevada, exclusive of its choice of law provisions. If any provision of this Note shall be deemed unenforceable under applicable law, such provision shall be ineffective, but only to the extent of such unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Note. All provisions of this Note shall be construed to be valid and enforceable to the fullest extent allowed by law. Failure of Lender to exercise any right or remedy on any one occasion shall not constitute a waiver of the right to exercise such right or remedy at any future time or with respect to any other occasion. All of the terms and provisions of this Note shall be applicable to and be binding upon each and every Borrower, endorser, surety, guarantor, and all other persons who are or may become liable for the payment hereof, and their respective heirs, beneficiaries, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns. Any action to enforce this Note may be brought in the state or federal courts in Nevada, and Borrower hereby waives any objection to such jurisdiction and forum.

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In consideration of among other things, Lender’s willingness to make the Advance, Borrower, on behalf on behalf of itself and its affiliates, successors, and assigns, as applicable (jointly and severally, the “Releasor”) forever, fully, unconditionally, and irrevocably waives and releases Lender and Lender’s affiliates, successors, and assigns (each a “Releasee” and collectively, the “Releasees”) from any and all claims, demands, charges, causes of action (whether at law or in equity or otherwise), suits, proceedings, payments, commitments, liabilities, obligations, losses, damages, judgments, defenses, counterclaims, setoffs of any kind, costs and expenses (including, without limitation, legal and other professional fees and costs), whether known or unknown, suspected or unsuspected, liquidated or unliquidated, matured or unmatured, fixed or contingent, directly or indirectly arising out of, connected with, resulting from, or related to any act or omission by Lender or any other Releasee with respect to the Prior Note prior to the date of this Note (each a “Released Claim”). Further Releasor shall not commence, institute, or prosecute any lawsuit, action, or other proceeding, whether judicial, administrative, or otherwise, to collect or enforce any Released Claim.

Borrower represents and warrants to and agrees with Lender that (i) the Co-Development Note dated as of April 11, 2024 between Marizyme and Lender, as amended by Amendment No. 1 to Co-Development Note dated as of August 6, 2024 (as amended, the “Co-Development Note”) remains in full force and effect and is reaffirmed by the parties, (ii) the Investment Return (as defined in the Co-Development Note) payable to Lender thereunder is based on a Funding Amount (as defined in the Co-Development Note) of $1,750,000, (iii) the Investment Return is payable to Borrower in addition to any amounts of principal and interest, expenses or other sums payable under this Note, and (iv) the payment of any Investment Return, and the amount of any Investment Return that becomes due, substantially depends on the success of the venture in which the proceeds of the Funding Amount are used.

No Expansion of Borrower’s Obligations. BORROWER hereby acknowledges and stipulates that this Note does not: (1) increase, expand, or accelerate Borrower’s obligations to Lender; (2) prejudice the rights of junior lienholders; (3) impair the property which secures this loan; nor (4) impose any new or additional charges under the Loan Documents beyond those which Borrower is already obligated to pay. Instead, this Note effectively decreases Borrower’s obligations by providing its with additional time to satisfy its obligations under the Loan Documents. Borrower is aware of the court’s ruling in Lennar Northeast Partners v. Tahoe Vista Inn and Marina (1996) 49 Cal.App.4th 1576, wherein the Court held that modifications to a senior lien are subordinated to junior liens only to the extent that they impair the security or prejudice their rights; and that “an extension of a senior debt that merely alters the date of payments generally does not adversely affect the junior lienholders”. Since this Note merely alters and extends the date of Borrower’s payments under the loan documents, and does not prejudice junior lienholders, it is not necessary to obtain any junior lienholder’s consent to this Note.

Entire Agreement. Except to the extent that this Note may be expressly incorporated by reference into the terms of one or more separate writings signed contemporaneously by all parties hereto, this Note memorializes and constitutes the complete and final integration and entire Note between Lender and Borrower with respect to the subject matter hereof, and supersedes and replaces all prior and contemporaneous negotiations, proposed Notes, and Notes, whether written or unwritten, whether express or implied. Borrower declares and represents that no promise, inducement, or Note not herein expressed has been made by Lender to Borrower or any other person or entity. This Note may be amended and modified only by an Note in writing agreed to and signed by all parties to this Note. Any purported amendment or modification of this Note not memorialized in a writing signed by all parties to this Note shall be null and void.

Successors And Assigns. This Note shall be binding upon and shall inure to the benefit of the parties hereto, as well as their respective heirs, executors, administrators, successors in interest, and assigns. However, nothing contained in this paragraph shall be construed or interpreted: to permit the transfer, conveyance, or encumbrance of the Property or any part thereof; or as a waiver or impairment of Lender’s right to accelerate all amounts owed hereunder upon any such transfer, conveyance, or encumbrance. Lender hereby reserves any right it may have under this Note or any other Note executed concurrently herewith to declare a default or breach by virtue of any transfer, conveyance, or encumbrance of the Property, Borrower’s rights hereunder, or of any property which also serves as collateral for the loan referenced herein.

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Waivers. Borrower hereby waives presentment; demand; notice of dishonor; protest of dishonor, notice of default or delinquency; notice of acceleration; notice of protest and nonpayment; notice of attorney’s fees, costs, expenses, or losses; notice of interest; notice of late charges; and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests to properties securing payment of this Note. The failure of Lender to insist upon the performance of any of the terms and conditions of this Note shall not be construed or interpreted as a waiver, release, or modification of Lender’s rights hereunder. The occurrence of one or more breaches by Borrower of the terms of this Note does not and shall not constitute a consent or acquiescence to further or future breaches by the Borrower. This Note shall remain in full force and effect without regard to whether Lender has sought or procured enforcement hereof at any time. Any forbearance by Lender in the enforcement of its rights and remedies hereunder shall not impair or affect Lender’s rights hereunder.

Lender And Borrower Relationship. Borrower hereby acknowledges and agrees that this instrument does not and shall not be construed or interpreted as creating or imposing any fiduciary, partnership, joint venture, or any other relationship between Borrower and Lender, except as borrower and lender. Borrower hereby acknowledges and agrees that Lender has not participated in the management, administration, marketing, constriction, or any other aspect of the Property, and Borrower hereby forever waives, abandons, and relinquishes it right to argue to the contrary.

Severance Of Terms. If any provision, clause, or term of this Note is held to be illegal or invalid by a court of competent jurisdiction, such provision, clause, or term shall be deemed to be severed and deleted, and neither such provision, clause, or term, nor its severance and deletion, shall affect or impair the validity or interpretation of the remaining provisions and terms of this Note, all of which shall remain in full force and effect, and which shall be interpreted in a manner which is most consistent with the original intent of the parties hereto.

Paragraph Headings. The titles to the paragraphs of this Note are solely for the convenience of the reader and shall not be used to explain, modify, simplify, or aid in the interpretation of the provisions of this Note.

Fully Negotiated Agreement. This Agreement has been fully negotiated by both Borrower and Lender. Additionally, all negotiations preceding the execution of this Agreement were conducted at the behest of Borrower in order to accommodate its specific requests and proposals. Accordingly, this Agreement shall be construed and interpreted in a manner most consistent with the protection of Lender’s rights and subjective intent, with any and all inferences, ambiguities, and uncertainties construed to maximize Lender’s rights and remedies under the law.

BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLYTO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS NOTE OR ANY CLAIM, COUNTERCLAIM, OR OTHER ACTION ARISING IN CONNECTION WITH THIS NOTE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

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IN WITNESS WHEREOF, Borrower has authorized, executed and delivered this Note as of the date first above written.

MARIZYME, INC.

By:	/s/ David Barthel
Name:	David Barthel
Title:	Chief Executive Officer

QUALIGEN THERAPEUTICS, INC.

By:	/s/ Kevin A. Richardson II
Name:	Kevin A. Richardson II
Title:	Interim Chief Executive Officer

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SECURITY AGREEMENT

THIS SECURITY AGREEMENT (“Agreement”) is entered into as of August 21, 2025 by and between MARIZYME, INC., a Nevada corporation (“Debtor” or “Debtors”) and QUALIGEN THERAPEUTICS, INC., a Delaware corporation (“Secured Party”).

WHEREAS, Secured Party proposes to lend, and Debtor proposes to borrow, the sum of $4,451,462.18 pursuant to the terms of a Promissory Note executed concurrently herewith (the “Note”);

WHEREAS, it is a condition precedent to the consummation of the aforementioned loan that the Debtor enter into this Agreement;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1. Security Interests. As security for (a) the Debtor’s obligations under the Note, (b) the Debtor’s obligations under the Redemption Agreement and the Related Agreements, (c) all expenditures of the Secured Party for taxes, insurance and repairs to and maintenance of the Collateral (as defined below) and other costs and expenses incurred by the Secured Party in the enforcement and collection of this Agreement, the Note and any other indebtedness and obligations of the Debtor, and (d) all liabilities of the Debtor to the Secured Party now existing or incurred in the future, matured or unmatured, direct or contingent, and any renewals, extensions, and substitutions of those liabilities (collectively, the “Obligations”), the Debtor hereby grants to the Secured Party for its benefit a security interest in all of its present or future right, title and interest in and to (but none of its obligations with respect to) the personal property of the Debtor described below, whether now owned or hereafter acquired by the Debtor, or in which the Debtor may now have or hereafter acquire an interest as 1st Priority Lien, If the 1st priority lien identified by state agencies, is available, or 2nd Priority Lien, If 1st Priority Lien is already perfected, when Secured party files liens through any and all federal or state agencies. (collectively, “Collateral”) :

a. All accounts, deposit accounts, contract rights, investment property, monies, chattel paper, electronic chattel paper, instruments, letters of credit, general intangibles and other obligations of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and debtors shall, at Secured Party’s request, execute and deliver deposit account control agreements in form and substance satisfactory to Secured Party with respect to any deposit accounts, in order to perfect Secured Party’s security interest therein, and all rights now or hereafter existing in and to all security agreements, leases, and other contracts securing or otherwise relating to any such accounts, deposit accounts, contract rights, chattel paper, electronic chattel paper, instruments, general intangibles or obligations (any and all such accounts, contract rights, chattel paper, instruments, general intangibles and obligations being referred to as the “Receivables,” and any and all such leases, security agreements and other contracts being referred to as the “Related Contracts”);

b. All equipment, machines, furnishings and fixtures, and all parts thereof, all accessories thereto and all replacements thereof (any and all such equipment, machines, furnishings, fixtures, parts, accessories and replacements being referred to as the “Equipment”);

c. All general intangibles, choses in action, causes in action, commercial tort claims, and all other personal property of every kind and nature including, without limitation, patents, trademarks, trade names, service marks, intellectual property, domain names, web content, social media accounts and content, software, computer programs, copyrights and applications and registrations for any of the above, good will, trade secrets, manufacturing processes and procedures, marketing materials, licenses, franchises, rights under agreements, deposit accounts, tax refunds, tax refund claims, monies due from pension funds, governmental reimbursements and Debtor’s books and records relating to all property, including writings, photographs, microfilm and electronic media, and including, without limitation, the intellectual property described on Exhibit “A” (which at the date of signing may not be attached hereto and made a part hereof, but will indeed be added by Secured Party Post signing with readily available data previously provided by Debtor such as deemed relevant by Secured party;

d. All goods, including all of Debtor’s present and future movable and tangible personal property, as such term is defined under Article 9 of the Uniform Commercial Code (the “UCC”), including without limitation manufactured or refurbished movable and tangible personal property and all raw materials, work in process, finished goods, inventory and all supplies or materials of every kind and nature which are or may be used or consumed in the manufacturing or production of other movable and tangible personal property; and

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e. All proceeds of any and all of the foregoing and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing property.

2. Security Agreement Terms.

a. To the extent that the Uniform Commercial Code is revised subsequent to the date hereof such that the definition of any of the foregoing terms included in the description of Collateral is changed, the parties agree that any property which is included in such changed definitions which would not otherwise be included in the foregoing grant on the date hereof be included in such grant immediately upon the effective date of such revision.

b. The security interests granted pursuant to this Section 1 are granted as security only and shall not subject the Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Debtor under any of the Collateral or any transaction which gave rise thereto.

c. Unless otherwise defined herein, or unless the context otherwise requires, all terms used herein which are defined in the Nevada Uniform Commercial Code (“UCC”) have the meanings therein stated.

d. The foregoing grant of Collateral notwithstanding, in the event that Debtor seeks to obtain financing from an institutional lender and such lender requires a first priority security interest in the Collateral, Secured Party’s consent to subordinate its security interest granted hereunder to the security interest granted to such lender, in accordance with the standard lien subordination documentation required by such lender, shall not be unreasonably withheld.

3. Perfection of Security Interest; Further Assurances. From time to time, Debtor shall make, execute, acknowledge and deliver, and file and record in the proper filing and recording places all such instruments, including without limitation a UCC-1 Financing Statement1 or any other appropriate financing statements, assignments, and take all such action as may be reasonably requested by Secured Party in writing to carry out the intent and purposes of this Agreement. To the extent permitted under the UCC, the Secured Party may make, execute, acknowledge and deliver, and file and record, all such instruments and take all such action as may be necessary or appropriate to carry out the intent and purposes of this Agreement.

4. Representations, Warranties and Covenants.

a. The Debtor hereby represents, warrants and covenants that all Collateral shall be free and clear of any liens and restrictions on the transfer thereof (other than liens which may have been placed upon the Collateral prior to the Debtor’s acquisition of the Collateral) except for the security interest created hereby, any other security interest granted in favor of the Secured Party.

b. The Debtor shall not sell, contract to sell, lease, encumber or dispose of the Collateral or any interest therein without the prior written consent of the Secured Party; provided that the Debtor may sell inventory in the ordinary course of business.

c. The Debtor, at its own cost and expense, shall insure the Collateral with companies acceptable to the Secured Party against the casualties and in the amounts that the Secured Party shall reasonably require, with a loss payable clause in favor of the Debtor and the Secured Party as their interests may appear. The Secured Party is authorized to collect sums that may become due under any of the insurance policies and apply them to the Obligations.

d. The Debtor shall keep the Collateral in good order and repair and will not waste or destroy the Collateral or any part of it. The Debtor shall not use the Collateral in violation of any statute or ordinance, and the Secured Party shall have the right to examine and inspect the Collateral at any reasonable time.

e. The Debtor shall pay promptly when due all taxes and assessments on the Collateral, or any part of the Collateral, or for its use and operation.

f. The Debtor shall keep the Collateral separate and identifiable and at the address of the Debtor set forth on the signature page of this Agreement, and shall not remove the Collateral (other than sales of inventory in the ordinary course of business) from that address without the Secured Party’s written consent, except that Debtor may relocate the business of the Debtor and the Collateral to a new location with Secured Party’s consent. If Debtor decides to relocate the business and the Collateral, Debtor shall provide immediate written notice to Secured Creditor of the entry into any lease, agreement or other commitment for such new location, which notice shall identify the address of the new location and the earliest date that any Collateral may be located therein. Debtor shall provide endeavor to provide such notice to Secured Party as far in advance of such relocation as is practicable and, in any event, such notice shall be provided at least one (1) business day in advance of relocation of the business. Said notice shall be for the limited purpose of enabling Secured Party to take whatever actions Secured Party deems necessary to ensure that the security interests created hereby remain in full force and effect and without impairment to priority.

1 1st Priority Lien, If the 1st priority lien identified by state agencies, is available, or 2nd Priority Lien, If 1st Priority Lien is already perfected, when Secured party files liens through any and all federal or state agencies.

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g. At the option of the Secured Party, the Secured Party may discharge taxes, liens, interest, or perform or cause to be performed for and on behalf of the Debtor any actions and conditions, obligations, or covenants that the Debtor has failed or refused to perform. In addition, the Secured Party may pay for the repair, maintenance, and preservation of the Collateral. The Secured Party also may enter the premises where the Collateral or any part of it is located and cause to be performed as agent and on the account of the Debtor any acts that the Secured Party deems reasonably necessary for the proper repair and maintenance of the Collateral or any part of it. All sums expended by the Secured Party under this paragraph, including without limitation attorneys’ fees, court costs, agent’s fees, or commissions, or any other costs or expenses, will bear interest from the date of payment at the rate set forth in the Note, will be payable on demand of the Secured Party at the place designated in the Note, and will be secured by this Agreement.

h. Debtor shall deliver to the Secured Party (as soon as available, but in any event within 30 a after the end of each calendar quarter) an unaudited balance sheet of Corporation as of the last day of such quarter (including the calendar quarter immediately preceding the date of any default), and the related unaudited statements of income, operations, changes in stockholders’ equity and cash flows for such quarter.

i. Debtor shall not change their respective jurisdiction of organization without notifying Secured Party in writing at least thirty (30) days prior thereto of any such change or any change in any Debtor’s name or the adoption by any Debtor of a trade name, assumed name or fictitious name, and, in such event, Debtors shall execute and deliver to Secured Party (and Debtors agrees that Secured Party may execute and deliver the same as Debtor’s irrevocable attorney-in-fact or file without Debtor’s signature, if permitted by applicable law) new UCC-1 financing statements or amendments thereto describing the Collateral for recordation where necessary or appropriate as determined in Secured Party’s sole discretion to perfect and/or continue to perfect Secured Party’s security interest in the Collateral based upon such new jurisdiction of organization and/or change in or adoption of name, and Debtors shall pay all filing and recording fees, costs and charges and taxes in connection with the filing and/or recordation of such financing statements.

j. Debtors shall pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral except to the extent the validity thereof is being contested in good faith and in a manner that does not result in the placement of a lien on or any risk of impairment of any of the Collateral.

k. Debtors shall not (i) permit any liens or security interests to attach to any of the Collateral (other than the lien and security interest granted under this Agreement), or (ii) permit any of the Collateral to be levied upon under legal process, or (iii) except in the ordinary course of business, dispose of any of the Collateral, in each case without the prior written consent of Secured Party.

l. Debtors shall maintain the Collateral in good working order (as applicable) and shall not permit the taking of any action or fail to take any action which could impair the value of the Collateral, or which would be inconsistent with any of the provisions of this Agreement.

m. If any of any Debtor’s accounts receivable shall be evidenced by promissory notes, chattel paper, documents or other instruments for the payment of money, Debtors will so advise Secured Party, and, at Secured Party’s request, will deliver the same to Secured Party, immediately following their creation, appropriately endorsed to Secured Party, and Debtors hereby authorize Secured Party to endorse the same on Debtor’s behalf.

o. Debtors shall keep the Collateral and themselves fully insured for casualty, liability, malpractice and otherwise against all insurable risks, naming Secured Party as loss payee and additional insured, and deliver current and effective certificates of such insurance coverage, in form, content and evidencing coverages reasonably satisfactory to Secured Party in all respects.

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4. Default; Remedies.

Secured Party shall have the right to realize upon the Collateral upon the occurrence and during the continuance of any one or more of the following events (collectively referred to as an “Event of Default”): (i) the Debtor violates any covenant, agreement, representation or warranty contained herein in any material respect or defaults or fails to perform any of its obligations or agreements hereunder in any material respect (including without limitation any Default (as defined in the Note); (ii) the Debtor fails to perform any of the Obligations; (iii) a receiver is appointed for the Debtor or its property; (iv) the Debtor makes a general assignment for the benefit of its creditors; (v) the Debtor commences, or has commenced against it, proceedings under any bankruptcy, insolvency or debtor’s relief law, which proceedings are not dismissed within sixty (60) days; (vi) the Debtor is liquidated or dissolved; or (vii) any event that results in the acceleration of the maturity of the indebtedness of the Debtor to others under any indenture, agreement or undertaking; in addition to any rights and remedies available to the Secured Party at law or in equity. For purpose of clarity, subsection (vii) herein does not apply to any debt or default thereon which, by its initial or existing terms, is already completely due and payable, or which in the ordinary course of business is due within 60 days after presentment of an invoice by the pertinent account creditor. By way of example, the Debtor’s obligations to vendors, brokers, landlords (as to regular rent and other lease charges that are payable monthly), and so forth are due on a continuous basis, and defaults thereon shall not constitute an Event of Default under this Security Agreement (except for the assertion of any remedy by a landlord seeking payment(s) on account of any rent amount(s) that would otherwise be due for future period(s) under such lease).

If any Event of Default shall have occurred and be continuing:

a. at Secured Party’s option, the Obligations shall become immediately due and payable in full;

b. Secured Party or its nominee shall be entitled, at its option, to collect and receive all or any part of the Collateral and Debtors hereby irrevocably appoint Secured Party as the attorney-in-fact of Debtors, with full power of substitution to do so, including for the purpose of (A) signing and endorsing, in the name of any Debtor, all checks, drafts and other instruments in payment of accounts receivable, (B) collecting, enforcing and/or compromising, settling, and adjusting accounts receivable and taking other actions with respect thereto, as Secured Party determines in its sole discretion, and (C) giving notices and receipts in Debtor’s name and performing such other acts in connection with any of the Collateral as Secured Party in its sole discretion may determine to be appropriate, all at the cost of Debtors and without any liability whatsoever on the part of Secured Party. If any Debtor shall receive payments, Debtor shall be deemed to have received same in trust and as fiduciary for Secured Party, and will forthwith, upon receipt of all checks, drafts, cash and other remittances, deliver same to Secured Party in the form received, except for the endorsement of Debtor where necessary to permit collection.

c. Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) and also may (A) require Debtors to, and Debtors hereby agree that they will at their expense and upon request of Secured Party, forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties and (B) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Secured Party’s offices or elsewhere, for cash, on credit or for other property, for future delivery, and for such price or prices and upon such other terms as Secured Party in its sole discretion may determine, Debtors hereby waiving and releasing any and all right or equity of redemption whether before or after sale hereunder. At any sale, Secured Party or other holder of the Obligations or any designee or nominee of Secured Party or such holder may bid (which bid may be in whole or in part in the form of cancellation or reduction of indebtedness) for and purchase for the account of Secured Party or other holder of the Obligations the whole or any part of the Collateral. Debtors agree that to the extent notice of sale shall be required by law, at least ten (10) days’ notice to Debtors of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may, without notice of publication, adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Debtors agree that any sale of Collateral made by Secured Party in accordance with this section shall be commercially reasonable.

d. Secured Party shall also have the right to enforce the Obligations and foreclose upon the Collateral by a suit or suits at law or in equity and to sell the Collateral, or any portion thereof, pursuant to a judgment or decree of a court or courts of competent jurisdiction.

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e. All cash proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Secured Party, be held by Secured Party as collateral for, and/or then or at any time thereafter applied in whole or in part by Secured Party against, all or any part of the Obligations in such order as Secured Party shall elect. If the proceeds of the Collateral, after application as aforesaid, are not adequate to pay the Obligations in full, Debtors shall remain fully liable for the deficiency and shall pay the deficiency immediately upon demand of the Secured Party. Any surplus of such cash or cash proceeds held by Secured Party and remaining after payment in full of all the Obligations shall be paid over to Debtors or to whomsoever may be lawfully entitled to receive such surplus.

f. Subject to the provisions of Commercial Code section 9609(b), the Secured Party may take possession of the Collateral; in addition, the Secured Party may require the Debtor to assemble the Collateral and make it available to the Secured Party at a place designated by the Secured Party which is reasonably convenient to the Secured Party and the Debtor;

g. Secured Part may sell, lease or otherwise dispose of the Collateral at public or private sale, with or without having the Collateral at the place of sale, upon terms and in such manner as the Secured Party may determine, and the Secured Party may purchase the Collateral or any part thereof at any such sale, via credit bid of all or any portion of the amount owed to Secured Party as of that date. Secured Party may also bid above the amount of the debt owed to Secured Party via cash or other equivalent in the same manner as any other bidders or third parties.

h. Application of Proceeds. The proceeds of all sales and collections on or in respect of the Collateral, the application of which is not otherwise specifically herein provided for, shall be applied as follows: (i) First, to the payment of the costs and expenses of such sale or sales and collections and the attorneys’ fees and out-of-pocket expenses incurred by the Secured Party relating to costs of collection; (ii) Second, any surplus then remaining to the payment of the Obligations in such order and manner as the Secured Party may in the Secured Party’s sole discretion determine; and (iii) Third, any surplus then remaining shall be paid to the Debtor, subject, however, to the rights of the holder of any then existing lien of which the Secured Party has actual notice.

5. Defeasance. When all Obligations have been paid and performed in full and discharged, this Agreement shall cease and be terminated and the Collateral furnished hereunder by Debtor shall revert to the Debtor, and the estate, rights, title, and interest of the Secured Party therein shall cease, terminate and become void, and thereupon on the Debtor’s written request and at its cost and expense, the Secured Party shall execute proper instruments, acknowledging satisfaction of and discharging this Agreement.

6. General Contract Terms.

a. Indemnity. If Debtor fails to duly perform its obligations under this Agreement or any other agreement executed contemporaneously herewith, or if Debtor commits any tortious or criminal nonfeasance or malfeasance in conjunction with this transaction, and as a result thereof, Secured Party incurs any potential liability, liability, judgment, or expense to defend or enforce its rights, Debtor shall indemnify Secured Party and hold it harmless from any such potential liability, liability, judgment, or expense, including reasonable attorneys’ fees and costs.

b. Cumulative Remedies. All remedies provided by law, or in equity, and all remedies provided for in this Agreement, for enforcement thereof, or any other Agreement executed contemporaneously herewith, shall be deemed to be cumulative, and the exercise of one remedy shall not bar or prevent the pursuit of any other remedy. Secured Party may elect to pursue any or all of its remedies simultaneously or in separate succession and in any order. The exercise of any remedy one or more times shall not exhaust Secured Party’s use or prevent future use of such remedy.

c. No Waiver of Remedies. The failure or delay by Secured Party in exercising any of its rights or remedies under this Agreement shall not be construed or interpreted as a waiver or impairment of Secured Party’s right to enforce any past, present, or future right or remedy under this Agreement. Any right or remedy which accrues under this Agreement may be enforced at any time prior to final accord and satisfaction of all obligations reflected herein or which are executed concurrently herewith. Debtor hereby knowingly and intelligently waives any and all equitable defenses which may arise in connection with the failure or delay by Secured Party to enforce any of its rights or remedies hereunder.

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d. Fully Negotiated Agreement. This Agreement has been fully negotiated by the parties hereto. Additionally, all negotiations preceding the execution of this Agreement were conducted at the behest of Debtor in order to accommodate its specific requests and proposals. Accordingly, this Agreement shall be construed and interpreted in a manner most consistent with the protection of Secured Party’s rights and subjective intent, with any and all inferences, ambiguities, and uncertainties construed to maximize Secured Party’s rights and remedies under Nevada law.

e. Severability. If any provision, clause, or term of this Agreement held to be unenforceable, illegal, invalid, or incorrect by a court of competent jurisdiction, such provision, clause, or term shall be deemed to be severed and deleted, and neither such provision, clause, or term, nor its severance and deletion, shall affect the validity or interpretation of the remaining provisions and terms of this Agreement.

f. Voluntary Agreement. Each party acknowledges and warrants that its execution of this Agreement is free and voluntary.

g. Notices. Any notices given pursuant to this Agreement shall be in writing and shall be deemed to have been duly served upon actual delivery in person, or via email to the email address of record for the recipient, or upon tender to the United States Postal Service for delivery by registered or certified mail to the address of the person for whom such notice is intended, at the addresses set forth below. Any change of address shall be effective only if notice thereof has been given in accordance with the provisions of this paragraph. In case of litigation between the parties, attempted service at the address of record herein shall constitute due diligence for all purposes. The addresses of record for the parties are as follows:

To Lender:

To Borrower:

h. Governing Law. This Agreement is made and entered into and shall in all respects be interpreted, enforced, and governed under the laws of the State of Nevada.

i. Jurisdiction and Venue. Subject matter jurisdiction and venue for any litigation or other proceeding to interpret or enforce this Agreement shall be in the State of Nevada, Los Angeles County; and/or the State of Arizona, Maricopa County.

j. Waiver of Jury Trial. AS A MATERIAL INDUCEMENT TO ALL OTHER MEMBERS,EACH MEMBER HEREBY WAIVES TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUR OF THIS AGREEMENT. EACH MEMBER HAS OBTAINED THE ADVICE OF ITS LEGAL COUNSEL BEFORE SIGNING THIS AGREEMENT AND ACKNOWLEDGES THAT IT HAS VOLUNTARILY AGREED TO THIS WAIVER OF THEIR RIGHT TO A TRIAL BY JURY WITH FULL KNOWLEDGE OF ITS SIGNIFICANCE AND LEGAL CONSEQUENCE. Initials: ________

k. Time of Essence. There are no grace periods for the payments or actions set forth herein. It is herein expressly acknowledged, understood and agreed, by and between the parties hereto that time is of the essence with respect to all payments and executory acts set forth herein.

l. Successors and Assigns. This Agreement shall be binding upon and shall inure to the respective heirs, successors, and assigns of the parties hereto. However, nothing contained in this paragraph shall be construed or interpreted to permit the transfer, conveyance, or encumbrance of the parties’ respective rights hereunder, unless specifically authorized under this Agreement or permitted by law. Secured Party hereby reserves any right it may have under this Agreement or any other agreement executed concurrently herewith to declare a default or breach by virtue of any transfer, conveyance, or encumbrance of any property which serves as collateral for the loan referenced herein.

m. Entire Agreement. This Agreement (after full execution) memorializes and constitutes the complete and final integration and entire agreement between the parties with respect to the subject matter hereof, and supersedes and replaces all prior and contemporaneous negotiations, proposed agreements, and agreements, whether written or unwritten, whether express or implied. The parties declare and represent that no representation, warranty, covenant, understanding, agreement, restriction, condition, promise, inducement, or agreement not herein expressed has been imposed or made by the other party or by any other person or entity. This Agreement may be amended and modified only by an agreement in writing agreed to and signed by all parties to this Agreement. Any purported amendment or modification of this Agreement not memorialized in a writing signed by all parties to this Agreement shall be null and void. All covenants, warranties, and representations set forth herein shall survive this Agreement.

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n. Legal Advice. The parties hereby acknowledge that they have been given ample opportunity to review this Agreement with legal counsel of their own choice, and that the provisions hereof and their legal effect have been fully analyzed and explained by such counsel. The parties further confirm that they fully understand the terms, conditions, and provisions of this Agreement, and believe them to be fair, just, and reasonable under the existing circumstances. The parties further confirm that each is entering into this Agreement freely and voluntarily, and that their execution, of this Agreement is not the result of duress, undue influence, collusion, or improper or illegal agreement or agreements, and the parties fully and completely intend to be bound and restricted by the terms of this Agreement.

o. Gender and Number. As used herein, all masculine, feminine, and neuter terms, and all singular and plural terms, shall be interchangeable where the context so requires or implies.

p. Further Documents. The parties hereby agree and promise to promptly execute such further documents and perform such further acts as may be reasonably necessary or appropriate to fully implement the provisions and intent of this Agreement. Debtor agrees they will promptly execute and deliver all further instruments and documents, and take all further actions, that may be necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted by this Agreement. Debtors authorize Secured Party to execute and file any UCC financing statements and other documents that may be necessary to perfect and protect any security interest granted by this Agreement and, if permitted by law, to file any such financing statements and other documents without the signature of Debtors.

q. Attorneys Fees and Costs. In the event that it becomes necessary for any party hereto to bring or defend any action, arbitration, appeal, or other legal proceeding to enforce or interpret the terms of this Agreement, the Prevailing Party in such proceeding shall be entitled to a judgment, award, and/or order against the non-Prevailing Party for all attorneys’ fees and costs of suit incurred therein by the Prevailing Party. The term “Prevailing Party” means the party who substantially obtains or defeats the relief sought or the defense raised by the other party, as the case may be, whether by judgment or abandonment by the other Party of its claim or defense. The attorney’s fees award shall not be computed in accordance with any court fee schedule, but shall be such as is necessary to fully reimburse the Prevailing Party for all attorneys fees and costs incurred in bringing or defending the action or proceeding. Secured Party shall be entitled to reimbursement for all attorney’s fees incurred by Secured Party in connection with monitoring, appearing, and/or opposing any bankruptcy proceeding filed by or against Debtor. In addition to the foregoing, Debtor shall reimburse Secured Party for any attorney’s fees and costs incurred in connection with any consultation relating to this Agreement, regardless of whether litigation or other proceedings are commenced by Secured Party. Secured Party shall also be entitled to demand and collect from Debtor reimbursement of all compensation paid to its in-house legal counsel in connection with this Agreement or any dispute between Secured Party and Debtor.

r. Paragraph Headings. The titles to the paragraphs of this Agreement are solely for the convenience of the reader and shall not be used to explain, modify, simplify, expand, limit, or aid in the interpretation or enforcement of this Agreement.

s. Authority. Any person executing this Agreement on behalf of a corporation, partnership, limited liability company, trust, estate, or other non-human entity hereby represents and certifies that they are fully, completely, and expressly authorized to execute this Agreement on behalf of such entity, and to bind such entity to the terms of this Agreement.

t. Counterparts. This Agreement may be executed and delivered via email or facsimile, and in counterparts, each of which shall be deemed an original against the party whose signature appears thereon, and when all counterparts are held together as one, the sum of all counterparts will be considered the whole document. The exchange and delivery of original signatures, and the statement below that signatures should be notarized, shall be for additional authentication only, and is not a condition precedent to the formation of a binding agreement.

u. Borrower and Lender Relationship. Debtor hereby acknowledges and agrees that this Agreement does not and shall not be construed or interpreted as creating or imposing any fiduciary, partnership, joint venture, or any other relationship between Debtor and Secured Party, except as borrower and lender. Debtor hereby acknowledges and agrees that Secured Party has not participated in the management, administration, marketing, constriction, or any other aspect of the Property, and Debtor hereby forever waives, abandons, and relinquishes it right to argue to the contrary.

v. Binding Agreement. By signing below, the parties hereby warrant that they agree to, and are hereby bound, obligated, liable, and restricted by all of the terms, conditions, and recitals set forth in this Agreement.

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IN WITNESS WHEREOF, the parties have caused this Security Agreement to be duly executed as of the date first set forth above.

MARIZYME, INC.

By:	/s/ David Barthel
Name:	David Barthel
Title:	Chief Executive Officer

QUALIGEN THERAPEUTICS, INC.

By:	/s/ Kevin A. Richardson II
Name:	Kevin A. Richardson II
Title:	Interim Chief Executive Officer

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